SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NATUS MEDICAL INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 15, 2002
9:00 a.m.

TO OUR STOCKHOLDERS:

The 2002 Annual Meeting of Stockholders of Natus Medical Incorporated will be held on, Wednesday, May 15, 2002, at 9:00 a.m. local time at Seaport Conference Center, 451 Seaport Boulevard, Redwood City, California 94063 for the following purposes:

1.	To elect one (1) Class I director to serve for a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2002;

3.	To ratify the option grant limitations contained in our 2000 stock option plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

4.
To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our stock at the close of business on Wednesday, March 20, 2002 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters building located at 1501 Industrial Road, San Carlos, California 94070. A stockholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the annual meeting for inspection by any stockholder present at the meeting.

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You also may be able to submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

Fo	r the Board of Directors of
NA	TUS MEDICAL INCORPORATED

TIM	C. JOHNSON
Pre	sident and Chief Executive Officer

San Carlos, California
April 15, 2002

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

i

TABLE OF CONTENTS
(continued)

ii

NATUS MEDICAL INCORPORATED

PROXY STATEMENT FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The board of directors of Natus Medical Incorporated, a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2002 Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Wednesday, May 15, 2002 at Seaport Conference Center, 451 Seaport Boulevard, Redwood City, California 94063.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote, and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Natus.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2001.

We are sending the proxy materials on or about April 15, 2002 to all our stockholders as of the record date, March 20, 2002. Stockholders who owned Natus common stock at the close of business on March 20, 2002 are entitled to attend and vote at the annual meeting. On the record date, we had approximately 15,930,986 shares of our common stock issued and outstanding. We had 202 record stockholders as of the record date and believe that our common stock is held by more than 1,100 beneficial owners.

Voting Procedures

As a stockholder, you have the right to vote on certain business matters affecting our company. The three proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One,” “Proposal Two” and “Proposal Three.” Each share of Natus common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided or by attending the annual meeting.

Every stockholder voting on Proposal One to elect a director may cumulate such stockholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. No stockholder shall be entitled to cumulate votes unless such candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the annual meeting, prior to the voting, of the intention to cumulate the stockholder’s votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Cumulative voting is not expected to impact the election of directors at the annual meeting, because only one director is to be elected.

Methods of Voting

Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling our chief executive officer and our chief financial officer, who are named on the proxy card, and are known as “proxy holders,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the nominee for Class I director identified in Proposal One;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2002; and

•	FOR the ratification of the option grant limitations contained in the 2000 stock option plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please submit your proxies according to the instructions on each proxy card to ensure that all of your shares are voted. We encourage you to consolidate multiple accounts by contacting your broker, if you hold your shares through a brokerage account, or otherwise through our transfer agent, EquiServe Trust Company, N.A. at (781) 575-3120. Please note that shares held in certain type of accounts cannot be consolidated with other accounts. For example, retirement and non-retirement accounts generally cannot be consolidated.

Voting in Person at the Meeting.    If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Tim C. Johnson, our President and Chief Executive Officer, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

Proposal One—Election of Director.    The Class I director nominee receiving the highest number of votes, in person or by proxy, will be elected as a director.

Proposal Two—Ratification of Deloitte & Touche LLP as Independent Accountants.    Ratification of Deloitte & Touche LLP as our independent public accountants will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

Proposal Three—Ratification of Option Grant Limitations Contained in the 2000 Stock Option Plan. Ratification of the option grant limitations in the 2000 stock option plan will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

You may vote either “for” or “withhold” your vote for the nominee for election as a director. You may vote “for,” “against,” or “abstain” from voting on the proposal to ratify Deloitte & Touche LLP as our independent public accountants. You may vote “for,” “against,” or “abstain” from voting on the proposal to ratify the option grant limitations contained in our 2000 stock option plan.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposals to ratify the appointment of Deloitte & Touche LLP as our independent auditors or to ratify the option grant limitations contained in the 2000 Stock Option Plan, your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on each of the proposals, which are all routine matters. To the extent your brokerage firm submits a broker non-vote with respect to your shares on these routine proposals, your shares will be counted as present for the purpose of determining whether a quorum exists with respect to consideration of that proposal but will not be deemed “votes cast” with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to each of the proposals.

Proxy Solicitation Costs

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent EquiServe Trust Company, N.A. to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting

As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of our stockholders intended to be presented for consideration at our 2003 annual meeting of stockholders must be received by us no later than December 16, 2002, in order that they may be included in the proxy statement and form of proxy related to that meeting.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. If you intend to submit a proposal at the 2003 annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must do so no later than March 1, 2003. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2003 annual meeting.

SUMMARY OF PROPOSALS

The board of directors has included three proposals on the agenda for our annual meeting. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

Proposal One—Election of Director

We have a classified board of directors currently consisting of one Class I director, James J. Bochnowski, two Class II directors, William M. Moore and William New, Jr., M.D., Ph.D., and two Class III directors, Tim C. Johnson and David Nierenberg. Our existing Class II and Class III directors will serve until our annual meetings of stockholders to be held in 2003 and 2004, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

The nominee for election at the annual meeting to Class I of the board of directors is James J. Bochnowski. If elected, Mr. Bochnowski will serve as a director until the annual meeting of stockholders in 2005, and until his successor is elected and qualified or until his earlier resignation or removal. Our board of directors has nominated James J. Bochnowski to serve as our Class I director. Additional information about the election and a brief biography of each of our directors, including Mr. Bochnowski, begins on page 5.

Our board of directors recommends a vote for the nominee.

Proposal Two—Ratification of Appointment of Independent Public Accountants

The second proposal is to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2002. More information about this proposal begins on page 9.

Our board of directors recommends a vote to ratify the appointment of Deloitte & Touche LLP as our independent accountants.

Proposal Three—Ratification of Option Grant Limitations Contained in the 2000 Stock Option Plan

The third proposal is to ratify the option grant limitations contained in the 2000 Stock Option Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. More information about this proposal begins on page 10. Approval of this proposal will not change the 2000 stock option plan, but will merely allow us to take tax deductions associated with executive compensation, of which gains associated with exercise of stock options may be a significant component. Our stockholders approved the 2000 stock option plan in August 2000.

Our board of directors recommends a vote to ratify the option grant limitations contained in the 2000 stock option plan.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominee

We have a classified board of directors currently consisting of one Class I director, James J. Bochnowski, two Class II directors, William M. Moore and William New, Jr., M.D., Ph.D, and two Class III directors, Tim C. Johnson and David Nierenberg. The Class II and Class III directors will serve until our annual meetings of stockholders to be held in 2003 and 2004, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

The nominee for election at the annual meeting to Class I of the board of directors is James J. Bochnowski. If elected, Mr. Bochnowski will serve as a director until the annual meeting of stockholders in 2005, and until his successor is elected and qualified or until his earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of Mr. Bochnowski as the Class I director. Mr. Bochnowski currently serves as a director. In the event Mr. Bochnowski is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that Mr. Bochnowski will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of Mr. Bochnowski.

Vote Required

If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes are not counted in the election of directors.

Cumulative Voting

Every stockholder voting to elect a director may cumulate such stockholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. In their discretion, the proxy holders may, when voting for directors, cumulate the votes represented by the proxies received. No stockholder shall be entitled to cumulate votes unless such candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the annual meeting, prior to the voting, of the intention to cumulate the stockholder’s votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Cumulative voting is not expected to impact the election of directors at the annual meeting, because only one director is to be elected.

Information Concerning the Nominee and Incumbent Directors

The following table sets forth the name and age of the nominee and each of our other directors as of March 31, 2002, the principal occupation of each and the period during which each has served as a director. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth below under “Principal Stockholders.”

Name	Age	Position(s) with Natus Medical	Director Since
Class I nominee:
James J. Bochnowski	58	Director	1991

Class II directors:
William M. Moore	53	Director	1987
William New, Jr., M.D., Ph.D	59	Chairman, Chief Technology Officer and Director	1987

Class III directors:
Tim C. Johnson	45	Chief Executive Officer, President, Chief Operating Officer and Director	1996
David Nierenberg	48	Director	1991

James J. Bochnowski has served as a director since August 1991. From 1988 to present, Mr. Bochnowski has been a general partner of Delphi Ventures, a venture capital firm, which he co-founded. Mr. Bochnowski holds a Bachelor of Science degree in Aerospace Engineering from the Massachusetts Institute of Technology and a Masters of Business Administration degree from Harvard University.

William M. Moore has served as a director since our inception and is one of our co-founders. From April 1989 to May 1992, Mr. Moore served as our chief executive officer. Mr. Moore has served as chief executive officer of Metasensors, Inc., a medical device company, from February 1997 to present. From June 1992 to January 1997, Mr. Moore was a general partner of Alpine Partners, a venture capital firm. Mr. Moore holds a Bachelor of Science degree in Business from the University of Utah.

William New, Jr., M.D., Ph.D., one of our co-founders, has served as our chairman, as chief technology officer and as a director since 1987. Dr. New also served as our chief executive officer from 1992 to July 1999. Dr. New served as a member of the clinical anesthesia faculty at Stanford University Medical Center from 1975 to August 2000. Dr. New served as the chairman of the Board of Visitors of the Duke University Medical Center from 1994 to 1998. Dr. New was a co-founder and the chairman of Nellcor Incorporated prior to joining our company. Dr. New holds a Bachelor of Science degree and a Masters of Science degree in Engineering from Stanford University, a Doctor of Medicine degree from Duke University and a Doctorate degree in Physiology from the University of California at Los Angeles.

Tim C. Johnson has served as our chief executive officer since July 1999, as our president since March 1996, as our chief operating officer since October 1995 and as our secretary from April 1992 to March 2002. Mr. Johnson also was a controller from July 1990 to June 1991 and served as director of finance and administration from July 1991 to March 1992. In April 1992 Mr. Johnson was named vice president of finance and chief financial officer and served in that capacity until December 1997. Prior to joining Natus, Mr. Johnson served in various capacities at Cray Research, Inc. and was previously an auditor with Coopers & Lybrand. Mr. Johnson holds a Bachelor of Science degree in Accounting from the University of Minnesota and a Masters of Business Administration degree from Stanford University.

David Nierenberg has served as a director since August 1991. From January 1996 to present, Mr. Nierenberg has been the president of Nierenberg Investment Management Company, Inc., which provides investment services and is the general partner of The D3 Family Fund, a private investment partnership. From November 1986 to December 1995, Mr. Nierenberg was a general partner of Trinity Ventures, a venture capital firm. Mr. Nierenberg also sits on the boards of directors of Mexican Restaurants, Inc., formerly Casa Ole Restaurants, Inc., and Garden Fresh Restaurant Corp., each an operator of restaurants. Mr. Nierenberg holds a Bachelor of Arts degree in History from Yale College and a Doctor of Jurisprudence degree from Yale Law School.

There are no family relationships between any director or executive officer.

Vote Required and Board of Directors’ Recommendation

The nominee receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as a director. The board of directors has unanimously approved James J. Bochnowski as its nominee and recommends that stockholders vote “FOR” the election of Mr. Bochnowski.

Board and Committee Meetings

Our board of directors held seven meetings during 2001. Our board of directors has standing audit and compensation committees. The board of directors as a whole and the compensation committee performed the functions of the compensation committee during 2001. All of our directors attended at least 75% of the meetings of the board of directors and any applicable committee held while they were members of our board of directors or the applicable committee, except Mr. Bochnowski was unable to attend one audit committee meeting and Mr. Moore was unable to attend two meetings of the board of directors.

Committee	Date of Inception	Members During 2001	Committee Functions	Meetings Held in 2001
Audit	1991	James J. Bochnowski William M. Moore David Nierenberg	Reviews internal accounting procedures Recommends appointment of independent accountants Reviews results of independent audit Determines investment policy and oversees its implementation	Three

Compensation	1991	James J. Bochnowski William M. Moore David Nierenberg	Determines compensation of executive officers and directors Reviews general policies relating to compensation and benefits	One

Director Compensation

Directors who are not also employees receive automatic option grants under our 2000 director option plan. Each new nonemployee director is automatically granted an option to purchase 30,000 shares of our common stock at the time he or she is first elected to our board of directors or was a nonemployee director at the time of the effectiveness of the 2000 director option plan. Each nonemployee director receives a subsequent option grant to purchase 10,000 shares of our common stock at each annual meeting of our stockholders. All options granted under the director option plan are granted at the fair market value of our common stock as reported on the Nasdaq National Market on the last market trading day prior to the date of the grant. The initial 30,000 share grants become exercisable at a rate of 1/36th of the shares per month after the date of grant. The subsequent 10,000 share grants become exercisable at the rate of 1/12th of the shares per month.

In July 2001, when the 2000 director option plan became effective, each of Mr. Bochnowski, Mr. Moore and Mr. Nierenberg received an initial option to purchase 30,000 shares of our common stock at an exercise price of $11.00 per share.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees. Our compensation committee consists of Mr. Bochnowski, Mr. Moore and Mr. Nierenberg. Mr. Johnson, our chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants. He is excluded, however, from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The board of directors has selected Deloitte & Touche LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2002. We expect that a representative of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Audit Fees

Audit fees billed to us by Deloitte & Touche LLP during 2001 for the audit of our consolidated annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q totaled $188,000.

Financial Information Systems Design and Implementation Fees

We did not engage Deloitte & Touche LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

Fees billed to us by Deloitte & Touche LLP during 2001 for all other non-audit services totaled $509,000, which includes $57,000 for tax related services and $452,000 in connection with our initial public offering.

The audit committee of our board of directors has determined that the provision of services by Deloitte & Touche LLP other than for audit related services is compatible with maintaining the independence of Deloitte & Touche LLP as our independent auditors.

Vote Required and Board of Directors’ Recommendation

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP as independent accountants.

PROPOSAL THREE

RATIFICATION OF THE OPTION GRANT LIMITATIONS CONTAINED
IN THE 2000 STOCK OPTION PLAN

At the annual meeting, our stockholders are being asked to ratify the option grant limitations contained in our 2000 stock option plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. See “Option Grant Limitations” below for a description of the option grant limitations. We are asking for this ratification so that we may deduct for federal income tax purposes compensation in excess of $1 million that may be paid to certain of our executive officers in any single year. Compensation includes cash compensation as well as gains associated with the exercise of stock options pursuant to the 2000 stock option plan.

Our board of directors approved the 2000 stock option plan in July 2000, and our stockholders approved it in August 2000, prior to our initial public offering. Approval of this proposal will not change the 2000 stock option plan, but will merely allow us to take tax deductions associated with executive compensation, of which gains associated with exercise of stock options may be a significant component.

Options granted under the 2000 stock option plan are designed to qualify as “performance based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our chief executive officer or our four other highest paid executive officers to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance based” for Section 162(m) purposes, we may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For the options granted under our 2000 stock option plan to qualify as “performance based” compensation under Section 162(m), stockholders must approve the option grant limitations contained within the 2000 stock option plan within three years following the year of our initial public offering.

The essential terms of the 2000 stock option plan are summarized below.

General

The purposes of the 2000 stock option plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, directors, and consultants, to promote the success of our business and to align the interests of eligible employees with those of stockholders.

Currently 2,610,527 shares of our common stock are reserved for issuance under our 2000 stock option plan, which includes the automatic increase in the number of shares reserved for issuance that occurred on January 1, 2002. The number of shares reserved for issuance under the 2000 stock option plan automatically increases on the first day of our fiscal year by an amount equal to the lesser of (i) 1.5 million shares of our common stock; (ii) 7% of our outstanding shares of common stock on the last day of the prior fiscal year; or (iii) an amount determined by our board of directors. As a result of these annual increases, a maximum of 12.0 million additional shares of common stock could be issued over the life of the 2000 stock option plan.

Administration

The 2000 stock option plan may be administered by our board of directors or by a committee of the board of directors. The administrator determines the terms of options granted, including the exercise price, the number of shares subject to option and the vesting schedule. The 2000 stock option plan currently is being administered by the board of directors and the compensation committee. No member of the board of directors who is either presently eligible or who has been eligible at any time within the preceding year to participate in the 2000 stock option plan may vote on any option to be granted to himself or take part in any consideration of the 2000 stock option plan as it applies to himself, however, these members of the board of directors may vote on any other matters affecting the administration of the 2000 stock option plan. The interpretation and construction of any provision of the 2000 stock option plan by the administrator is final and conclusive. Members of our board of directors or its committees receive no additional compensation for their services in connection with the administration of the 2000 stock option plan.

Eligibility

The 2000 stock option plan permits us to grant either incentive or nonqualified stock options to our employees, including officers and employee directors, to our consultants and nonemployee directors and to the employees, consultants and nonemployee directors of our designated subsidiaries. Incentive stock options may only be granted to employees, including officers and employee directors. The administrator selects the optionees and determines the number of shares subject to each option. In making its determination, the administrator considers the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to our success and other relevant factors. There is a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options which are exercisable for the first time in any calendar year by any employee. Option grants in excess of this $100,000 limitation are treated as nonqualified stock options.

Option Grant Limitations

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation associated with options granted to such persons, the 2000 stock option plan provides that no employee may be granted, in any fiscal year, options to purchase more than 1.0 million shares of our common stock. Notwithstanding this limit, in connection with such an individual’s initial employment, the individual may be granted options to purchase up to an additional 500,000 shares of our common stock.

Terms of Options

We enter into a written option agreement with each holder of options under the 2000 stock option plan. The general terms and conditions of the option grants which are contained in these option agreements and the 2000 stock option plan are described below.

(1)    Exercise of the Option; Form of Consideration.    The administrator determines when options granted under the 2000 stock option plan may be exercised. Generally, our options vest and become exercisable over four years. An option may be exercised by giving us a written notice of exercise that specifies the number of shares of common stock to be purchased and by paying the purchase price. Full payment may consist of any consideration and method of payment authorized by the administrator and permitted under the 2000 stock option plan, including cash, check, promissory note or surrender of shares of our common stock owned by the optionee for more than six months. An optionee also may make payment by a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us an amount equal to the exercise price plus all applicable withholding taxes. Options may be exercised at any time prior to their termination, on or following the date such options are first exercisable. Any option may not be exercised for a fraction of a share.

(2)    Option Price.    The exercise price of options granted under the 2000 stock option plan is determined by the administrator. Notwithstanding the administrator’s discretion, the exercise price of incentive stock options granted to our employees may not be less than the closing price of our common stock on the last market trading day prior to the date of grant as reported on the Nasdaq National Market, and the exercise price of incentive options granted to employees who own at the time of the grant more that ten percent of the voting power of all classes of our stock shall be no less than 110% of the fair market value per share as measured by the closing price of our common stock on the Nasdaq National Market on the last trading day prior to the date of grant.

(3)    Termination of Employment.    The 2000 stock option plan provides that if an optionee’s status as an employee of or consultant terminates for any reason other than death or disability, options may be exercised no later than the time specified in the option agreement or, if no time is specified, three months after the termination. Options may only be exercised to the extent the options were exercisable on the date of termination. The administrator may, however, accelerate the vesting of options and extend the period of exercisability beyond the 90 day period until a date not later than the expiration of the term of the option.

(4)    Death.    If an optionee dies while an employee or consultant, his or her options may be exercised for such time as specified in the option agreement unless the term of the option would require an earlier termination. In the absence of a specified time, the option will remain exercisable for 12 months to the extent exercisable on the date of death. The option may be exercised by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance.

(5)    Disability.    If an optionee’s status as an employee or consultant is terminated due to disability, his or her options may be exercised within the period specified in the option agreement unless the term of the option would require an earlier termination. In the absence of a specified time, the option will remain exercisable for 12 months to the extent exercisable on the date of the disability.

(6)    Termination of Options.    Options granted under the 2000 stock option plan have a term determined by the administrator upon the grant of the options. The term shall be, and the options shall expire, no more than 10 years from the date of grant. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of our stock or a parent or subsidiary corporation, may not have a term of more than five years. No option may be exercised by any person after expiration.

(7)    Nontransferability of Options.    Unless determined otherwise by the administrator, options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime. If the administrator makes an option transferable, the option may contain additional terms and conditions deemed appropriate by the administrator.

(8)    Rights Upon Exercise.    Until an option has been properly exercised, that is, proper written notice and full payment have been received, and a stock certificate evidencing the shares received on exercised has been issued, no rights to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock.

(9)    Other Provisions.    The option agreement may contain such other terms and provisions and conditions not inconsistent with the 2000 stock option plan as may be determined by the administrator.

Adjustment Upon Changes in Capitalization

In the event any change, such as a stock split or dividend, is made in our capitalization which results in an increase or decrease in the number of outstanding shares of common stock without our receipt of consideration, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of us, all outstanding options, to the extent not previously exercised, automatically terminate immediately prior to the consummation of such proposed action. The board of directors may, in its sole discretion, fix a date for termination of the option and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable.

If, on or prior to July 18, 2005, we merge with or into another corporation or sell all or substantially all of our assets and our stockholders before the transaction hold less than 50% of the stock of the corporation surviving such a transaction immediately after the transaction, the surviving corporation may assume the options outstanding under our 2000 stock option plan or substitute equivalent options for those outstanding options. If an optionee’s status as an employee is terminated other than voluntarily or for cause within 12 months after the transaction, that employee’s options will accelerate and become fully exercisable. If the optionee’s options are not substituted for or assumed by the successor corporation, the options will accelerate and become fully exercisable prior to the closing of the transaction. In the event a transaction like those described above occurs after July 18, 2005, the administrator of our 2000 stock option plan has discretion to provide for (i) the assumption of options or substitution of equivalent options; (ii) the acceleration of exercisability of options after an assumption or substitution if an optionee’s status as an employee is terminated other than voluntarily or for cause within 12 months of the change in control; (iii) the termination of the 2000 stock option plan and exercise of options to the extent already vested; and (iv) the acceleration of all or any portion of the outstanding options.

Amendment and Termination

The board of directors may amend the 2000 stock option plan at any time or may terminate it without approval of the stockholders, provided, however, that stockholder approval is required to the extent necessary and desirable to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or with Section 422 of the of the Internal Revenue Code of 1986, as amended. However, no action by the board of directors or the stockholders may alter or impair any option previously granted under the Plan without the consent of the optionee. In any event, the Plan will terminate in July 2010.

Tax Information

Options granted under the 2000 stock option plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code 1986 or nonstatutory stock options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options that do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee will be subject to tax withholding. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory stock option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee with respect to the grant and exercise of options under the 2000 stock option plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the 2000 Stock Option Plan

The grant of options under the 2000 stock option plan to executive officers, including the officers named in the Summary Compensation Table, is subject to approval by the administrator. As of the date of this proxy statement, there has been no determination by the administrator with respect to future awards under the 2000 stock option plan. Accordingly, future awards are not determinable. The table of options grants under “Executive Compensation and Other Matters—Option Grants in Last Fiscal Year” provides information with respect to the grant of options to the named executive officers during 2001. Our nonemployee directors did not receive any grants under the 2000 stock option plan in 2001. During 2001 all current executive officers as a group and all other employees as a group were granted options to purchase 180,000 shares and 144,000 shares, respectively, pursuant to the 2000 stock option plan.

As of December 31, 2001, options to purchase approximately 324,000 shares of our common stock were outstanding under our 2000 stock option plan with a weighted average exercise price of $5.47 per share. No options granted under our 2000 stock option plan have been exercised and approximately 2,286,527 shares are currently available for future grant.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE OPTION GRANT LIMITATIONS CONTAINED IN
THE 2000 STOCK OPTION PLAN.

PRINCIPAL STOCKHOLDERS

The following table provides information relating to the beneficial ownership of our common stock as of March 20, 2002 by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the summary compensation table on page 18;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options Beneficially Owned” includes the number of shares of our common stock subject to options that are currently exercisable or will become exercisable on or before May 19, 2002. The number of shares subject to options that each beneficial owner has the right to acquire on or before May 19, 2002 is listed separately under the column “Number of Shares Underlying Options.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 15,930,986 shares of our common stock outstanding as of March 20, 2002. The address for those individuals for which an address is not otherwise provided is c/o Natus Medical Incorporated, 1501 Industrial Road, San Carlos, California 94070. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before May 19, 2002	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Principal Stockholders
The Nierenberg Parties (1)	929,968	8,333	938,301	5.9%
19605 NE 8th Street Camas, Washington 98607

Executive Officers and Directors
James Bochnowski .	75,306	8,333	83,639	*
Lucille A. Ferus	48,571	64,116	112,687	*
Tim C. Johnson (2)	274,198	222,389	496,587	3.1
William H. Lawrenson	15,709	81,730	97,439	*
William M. Moore (3)	234,592	8,333	242,925	1.5
William New, Jr., M.D., Ph.D.	1,025,451	3,750	1,029,201	6.5
David Nierenberg (1)	929,968	8,333	938,301	5.9
Kenneth M. Traverso (4)	124,931	40,833	165,764	1.0
All current executive officers and directors as a group (12 persons)	2,758,539	543,601	3,302,140	20.0

*	Less than 1%

(1)
Reflects ownership reported on a Schedule 13D dated March 7, 2002 and filed with the Securities and Exchange Commission on March 8, 2002. Total shares beneficially owned includes 857,400 shares of common stock held by The D3 Family Fund, L.P., 2,111 shares of common stock held by the David and Patricia Nierenberg 1993 Revocable Trust, 30,857 shares of common stock held by the David and Patricia Nierenberg 1993 Irrevocable Trust, 8,333 shares of common stock exercisable pursuant to a stock option as of May 19, 2002 held by David Nierenberg, 22,600 shares of common stock held by Haredale, Ltd., a Bermuda corporation, 6,300 shares of common stock held by Toxford corporation, a Channel Islands corporation, and 10,700 shares of common stock held by James H. Hildebrandt. Mr. Nierenberg is the president of Nierenberg Investment Management Company, Inc., which is the general partner of The D3 Family Fund, L.P. Nierenberg Investment Management Company, Inc. separately manages and has voting and dispositive power over the shares of common stock held by Haredale, Ltd., Toxford Corporation and Mr. Hildebrandt. The D3 Family Fund, L.P. disclaims beneficial ownership of all shares of our common stock except those held in its name. Nierenberg Investment Management Company, Inc. disclaims beneficial ownership of all shares of our common stock, except to the extent of its pecuniary interest in The D3 Family Fund, L.P. Mr. Nierenberg disclaims beneficial ownership of all shares of our common stock, except his option to purchase our common stock, the shares held by the David and Patricia Nierenberg 1993 Revocable Trust and to the extent of his pecuniary interest in The D3 Family Fund, L.P.

(2)	Includes 9,600 shares of common stock held by Mr. Johnson as a custodian for his sons.

(3)	Includes 234,592 shares of common stock held by Mr. Moore’s family trust.

(4)	Includes 8,572 shares of common stock held by Mr. Traverso’s family trust.

EX ECUTIVE COMPENSATION

Su mmary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officer and our four next most highly compensated executive officers for 2001 for services rendered in all capacities for the years indicated.

					Long-Term Compensation Awards
	Fiscal Year	Annual Compensation			Securities Underlying Options(#)	All Other Compensation
Name and Principal Position		Salary	Bonus/Commission
Tim C. Johnson	2001	$264,231	$10,000		—	$—
Chief Executive Officer, President,	2000	255,700	14,120	(1)	200,000	—
Chief Operating Officer and Director	1999	227,558	—		14,000	—

William New, Jr., M.D., Ph.D.	2001	$193,173	—		30,000	$—
Chairman, Chief Technology Officer	2000	188,300	—		—	2,900	(3)
and Director	1999	167,192	—		—	4,068	(3)

Lucille A. Ferus	2001	$165,294	$7,500		—	$—
Vice President, Engineering	2000	162,700	—		40,000	—
	1999	145,382	—		5,200	—

William H. Lawrenson	2001	$163,173	$7,500		15,000	$—
Vice President, Finance and	2000	160,500	—		40,000
Chief Financial Officer	1999	144,068	—		26,200

Kenneth M. Traverso	2001	$145,000	$54,000	(2)	10,000	$—
Vice President, Sales	2000	33,500	13,880	(2)	100,000	—
	1999	—	—		—	—

(1)	Bonus/commission income for 2000 consists of a bonus of $5,000 which was earned and paid in 2000 and a bonus of $9,120 which was earned in 2000 and paid in 2001.

(2)
Bonus/commission income for 2001 consists of commissions of which (i) $36,700 was earned and paid in 2001; and (ii) $17,300 was earned in 2001 and paid in 2002. Bonus/commission income for 2000 consists of commissions which were earned in 2000 and paid in 2001.

(3)	Consists of excess premiums for life and health insurance paid by us for Dr. New and his family.

Op tion Grants in 2001

The following table provides information relating to options to purchase common stock granted to each of the executive officers named in the compensation table above during 2001. These options were granted under our 2000 stock option plan, 2000 supplemental option plan or our amended and restated 1991 stock option plan and have a term of 10 years, subject to earlier termination in the event the optionee’s services to us cease.

The exercise price of the options we grant is equal to the fair market value of our common stock as measured by the closing sales price of our common stock in trading on the Nasdaq National Market on the last market trading day prior to the date of grant. The fair market value of options granted prior to our initial public offering in July 2001 was determined by our board of directors. The exercise price may be paid by cash or check, promissory note or surrender of shares of our common stock owned by the optionee for more than six months. Alternatively, optionees may exercise their shares under a cashless exercise program. Under this program, the optionee may provide irrevocable instructions to sell the shares acquired on exercise and to remit to us a cash amount equal to the exercise price and all applicable withholding taxes. Generally, the options granted under our 2000 stock option plan, 2000 supplemental option plan and our 1991 stock option plan to other than new employees vest in equal monthly installments over a four year period, as long as the optionee continues to provide employment or consulting services to us.

The potential realizable value of options is calculated by assuming that the price of our common stock increases from the exercise price at assumed rates of stock appreciation of 5% and 10%, compounded annually over the 10 year term of the option, and subtracting from that result the total option exercise price. These assumed appreciation rates comply with the rules of the Securities and Exchange Commission and do not represent our prediction of the performance of our stock price.

During 2001, we granted options to acquire 457,500 shares of common stock to employees and consultants under our 2000 stock option plan, 2000 supplemental option plan and our 1991 stock option plan. Of these options, we granted options to acquire 195,000 shares of common stock with a weighted average exercise price of $5.33 to all of our current executive officers, including the executive officers named in the table below, and options to acquire 262,500 shares of common stock with a weighted average exercise price of $6.48 to our employees who are not executive officers.

	Individual Grants					Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Options Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2001		Exercise Price Per Share	Expiration Date
						5%	10%
Tim C. Johnson	—	—	(%)	$—	—	$—	$—
William New, Jr., Ph.D.	30,000	6.6		5.69	10/23/11	107,352	272,052
Lucille A. Ferus	—	—		—	—	—	—
William H. Lawrenson	15,000	3.3		6.25	4/20/11	58,959	149,413
Kenneth M. Traverso	10,000	2.2		5.69	10/23/11	35,784	90,684

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information relating to option exercises by the executive officers identified in the summary compensation table during 2001. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of December 31, 2001.

The “Realized Value” on option exercises is equal to the difference between the fair market value of our common stock on the date of exercise less the exercise price. For exercises that occurred prior to our initial public offering in July 2001, we have assumed that the fair market value on the date of the exercise was equal to the initial public offering price of $11.00 per share. The “Value of Unexercised In-the-Money Options at December 31, 2001” is based on $6.30 per share, the closing sales price of our common stock in trading on the Nasdaq National Market on December 31, 2001, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

	Shares Acquired on Exercise	Realized Value	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name			Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable
Tim C. Johnson	90,000	$635,000	198,429	130,460	$927,895	$276,383
William New Jr., M.D., Ph.D.	66,000	922,350	1,250	28,750	763	17,538
Lucille A. Ferus	—	—	57,826	24,324	292,708	116,012
William H. Lawrenson	15,000	150,000	72,438	43,762	331,968	143,642
Kenneth M. Traverso	—	—	31,667	78,333	1,817	9,283

Employment Agreements and Change in Control Arrangements

Our 2000 stock option plan, 2000 supplemental option plan and 1991 stock option plan provide for acceleration of vesting under certain circumstances in the event we experience a change in control. A description of these terms in the 2000 stock option plan begins on page 12. Substantially similar terms are contained in the 2000 supplemental option plan and the 1991 stock option plan. We do not currently have any other employment or change-in-control arrangements or agreements in effect with any of the executive officers named in the compensation table above.

REP ORT OF THE BOARD OF DIRECTORS ON COMPENSATION

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the board of directors on compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

During 2001, executive compensation matters were approved by the board of directors as a whole. The following is the report of the board of directors with respect to compensation during 2001.

General Compen sation Philosophy

The primary objectives of the executive compensation policies of the board of directors include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link executive compensation to our financial performance as well as to defined individual management objectives established by the compensation committee;

•	To compensate competitively with the practices of similarly situated technology companies; and

•	To create management incentives designed to enhance stockholder value.

Natus competes in an aggressive and dynamic industry and, as a result, the board of directors believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel are important factors to Natus’ future success. The compensation philosophy of the board of directors seeks to align the interests of stockholders and management by tying compensation to Natus’ financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and in certain instances restricted stock granted to Natus’ principal executive officers.

Cash Co mpensation

Natus seeks to provide cash compensation to its executive officers, including base salary and bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer’s performance and contribution to various individual, departmental and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

The salaries and cash bonuses of each of Natus’ executive officers, other than the chief executive officer, were determined by the board of directors, upon the recommendation of the chief executive officer. The chief executive officer’s base salary was determined by the board of directors. Tim C. Johnson has served as Natus’ chief executive officer since July 1999. The board of directors set Mr. Johnson’s base annual salary for 2001 at $264,000.

In addition to annual salary, cash bonuses for the chief executive officer and the chief financial officer are based on various performance targets established by the board of directors. Cash bonuses may also be earned by operational vice presidents based on their divisional financial performance.

Based on a review of public company proxy data and other relevant market data, the board of directors believes that cash compensation paid to Natus’ executive officers, including the chief executive officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly situated medical device companies. We note that competition for qualified management and technical personnel in Natus’ industry is intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, the board of directors believes that it will continue to be necessary to provide compensation packages, consisting of cash compensation and equity incentives, that are at least competitive with, and in certain instances superior to, compensation paid by other similarly situated medical device companies.

Equity-Based Compensation

Natus provides long term incentives through its 2000 stock option plan. Prior to Natus’ July 2001 initial public offering, Natus provided long-term incentives through its 1991 stock option plan and its 2000 supplemental stock option plan. Stock options are periodically granted under the 2000 stock option plan to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. Stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed with us for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in our employ.

All of the options granted to our executive officers in 2001 were approved by the full board of directors. With respect to options granted to Natus’ executive officers, the board of directors considers in making its determination as to the size of the option grant the executive’s position with Natus, the executive’s individual performance, the number of options held (if any) and the extent to which those options are vested, and any other factors that the committee may deem relevant.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly-compensated executive officers. Natus may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Natus has adopted a policy that, where reasonably practicable, Natus will seek to qualify variable compensation paid to its executive officers for an exemption from the deductibility limitations of 162(m).

Re	spectfully submitted by:
TH	E BOARD OF DIRECTORS

JAM	ES J. BOCHNOWSKI
TIM	C. JOHNSON
WI	LLIAM M. MOORE
WI	LLIAM NEW, JR. M.D., PH.D.
DA	VID NIERENBERG

REPO RT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the audit committee of the board of directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The audit committee of the board of directors is composed of three independent directors, as determined under the applicable rules of the National Association of Securities Dealers. The board of directors appointed the members of the audit committee. The members of the audit committee at December 31, 2001 were James J. Bochnowski, William M. Moore and David Nierenberg.

The audit committee operates under a written charter adopted by the board of directors in September 2000 which is attached hereto as Annex A. The purpose of the audit committee is to monitor and review Natus’ financial controls and financial reporting process. The committee provides the board of directors with the results of the committee’s examinations and recommendations, outlines to the board of directors improvements made or to be made in internal accounting controls, nominates independent public accountants and provides the board of directors with any additional information and materials as the committee may deem necessary to make the board of directors aware of significant financial matters that require the board of directors’ attention. The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management’s representation that Natus’ financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Natus’ financial statements.

The audit committee has met and held discussions separately and jointly with each of management and Deloitte & Touche LLP, Natus’ independent public accountants for 2001. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. The audit committee also discussed with Deloitte & Touche LLP those matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

Deloitte & Touche LLP provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent public accountants that firm’s independence.

Based on the audit committee’s discussions with management and the independent public accountants and the audit committee’s review of the representations of management and the report of the independent public accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Natus’ annual report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Re	spectfully submitted by:
TH	E AUDIT COMMITTEE

JAM	ES J. BOCHNOWSKI
WI	LLIAM M. MOORE
DA	VID NIERENBERG

SEC TION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ending December 31, 2001 all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements.

RELA TED PARTY TRANSACTIONS

In February 1999, in connection with the purchase of his home, we loaned Tim C. Johnson, our president and chief executive officer, $250,000 under a secured, promissory note at the rate of 4.62%, compounded monthly. Mr. Johnson repaid the promissory note in full with interest in March 1999. Upon repayment, we provided a $310,000 certificate of deposit as collateral to a commercial bank against a five year loan due in March 2004 to Mr. Johnson for $250,000, which he had received from that bank. The amount of the certificate of deposit we provided represents the amount which when combined with interest on the certificate of deposit will be due from Mr. Johnson to the commercial bank at the end of the term of his loan. Interest earned on the initial balance of the certificate of deposit we pledged also becomes collateral for Mr. Johnson’s loan. The total collateral we pledged was equal to $327,000 as of December 31, 2001. Mr. Johnson has pledged 27,088 shares of our common stock that he owns to us to provide us a security interest in the event our collateral is not released by the bank. We have no recourse against Mr. Johnson other than the pledged shares in the event he defaults.

In March 2002 we entered into an agreement with Terese M. Baker, our former vice president, marketing, in connection with her resignation from employment with us. Pursuant to the agreement, Ms. Baker will remain an employee on a paid leave of absence through the end of May 2002. In connection with Ms. Baker’s termination, we fully accelerated the vesting of options to purchase 23,000 shares of our common stock with a weighted average exercise price of $1.63 held by Ms. Baker.

COMPA NY PERFORMANCE

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The registration statement covering our initial public offering became effective July 19, 2001, and our common stock began trading on the Nasdaq National Market on July 20, 2001. The following graph shows a comparison, from July 19, 2001 through January 31, 2001, of cumulative total return for our common stock, the Nasdaq Composite Index and the Standard & Poor’s 500 Health Care Equipment & Supply Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the Nasdaq Composite Index and the Standard & Poor’s 500 Health Care Equipment & Supply Index assume reinvestment of dividends. We have never paid dividends on our common stock and have no present plans to do so.

Comparison of Cumulative Total Return

Among Natus, the Nasdaq Composite Index and the Standard & Poor’s
500 Health Care Equipment and Supply Index

Assumes $100 invested on July 19, 2001 in our common stock, the Nasdaq Composite Index and the Standard & Poor’s 500 Health Care Equipment & Supply Index.

OT HER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the annual meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

TH	E BOARD OF DIRECTORS OF
NA	TUS MEDICAL INCORPORATED

Dated: April 15, 2002

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
NATUS MEDICAL INCORPORATED

PURPOSE:

The Audit Committee will provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders and investment community relating to the corporate accounting and reporting practices of Natus Medical Incorporated (the “Company”) and the quality and integrity of financial reports of the Company.

The Audit Committee will make such examinations and take such actions as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

1.	Each member will be an independent director, as defined in NASDAQ Rule 4200;

2.	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

3.
At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls;

2.
Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its external auditors by (i) selecting and evaluating the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee; (ii) reviewing the independent auditors’ fee arrangements, proposed audit scope and approach; (iii) ensuring the independence of the auditors and obtaining a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iv) reviewing the independent auditors’ peer review conducted every three years; and (v) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

3.	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

4.
Reviewing before release, and recommending to the Board of Directors for inclusion in the Company’s Annual Report on Form 10-K, the audited financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations;

5.
Ensuring that the Company’s independent auditors review the Company’s interim financial statements included in its Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

6.	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

7.	Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of auditor’s services and audit committee members and activities;

8.	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

9.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

10.	Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments;

11.	Reviewing the Company’s compliance with employee benefit plans;

12.	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

13.	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

14.	Reviewing related party transactions for potential conflicts of interest;

15.	Reviewing its own structure, processes and membership requirements;

16.	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A; and

17.	Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

MEETINGS:

The Audit Committee will meet at least three times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

The Chief Executive Officer, Chief Financial Officer and the independent auditors shall be invited to attend all meetings. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

A-2

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

The Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

A-3

ANNEX B

NATUS MEDICAL INCORPORATED

2000 STOCK OPTION PLAN

1.    Purposes of the Plan.    The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or any of its Committees appointed in accordance with Section 4 hereof.

(b)    “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(f)    “Common Stock” means the Common Stock of the Company.

(g)    “Company” means Natus Medical Incorporated, a Delaware corporation.

(h)    “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity and who is compensated for such services, including a Director.

(i)    “Director” means a member of the Board of Directors of the Company.

(j)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The

Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(n)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(o)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q)    “Option” means a stock option granted pursuant to the Plan.

(r)    “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s)    “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(t)    “Optioned Stock” means the Common Stock subject to an Option.

(u)    “Optionee” means the holder of an outstanding Option granted under the Plan.

(v)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)    “Plan” means this 2000 Stock Option Plan.

(x)    “Service Provider” means an Employee, Director or Consultant.

(y)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

(z)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares (as adjusted for the July 2000 two-for-five reverse split) which may be subject to option and sold under the Plan is 1,500,000 Shares (post-split), together with an annual increase in the number of shares of Common Stock reserved for issuance hereunder on the first day of the Company’s fiscal year, beginning with January 1, 2002, equal to the lesser of (i) 1,500,000 Shares (post-split), (ii) seven percent (7%) of the outstanding Shares of the Company as of the last day of the prior fiscal year or (iii) such amount as determined by the Board of Directors. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.    Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Employees and Consultants.

(ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)    Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

(b)    Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii)    to determine the number of Shares to be covered by each such award granted hereunder;

(iv)    to approve forms of agreement for use under the Plan;

(v)    to determine the terms and conditions, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)    to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

(vii)    to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(viii)    to initiate an Option Exchange Program;

(ix)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)    to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair

Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi)    to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and

(xii)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5.    Eligibility.

(a)    Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c)    Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

(d)    Upon the Company, or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act, or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants to options to Service Providers:

(i)    No Employee shall be granted in any fiscal year, Options to purchase more than 1,000,000 Shares (post-split).

(ii)    In connection with his or her initial employment, and Employee may be granted Options to purchase up to an additional 500,000 Shares (post-split) which shall not count against the amount set forth in subsection (i) above.

(iii)    The foregoing limitations shall be adjusted appropriately in connection with any change in the Company’s capitalization as described in Section 11.

(iv)    If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

6.    Term of Plan.    The Plan shall become effective upon its adoption by the Board; provided, however, the Plan shall not become effective until the effective date of the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7.    Term of Option.    The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

8.    Option Exercise Price and Consideration.

(a)    The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)    In the case of an Incentive Stock Option

(A)    granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)    In the case of a Nonstatutory Stock Option granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(iii)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b)    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (6) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.    Exercise of Option.

(a)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)    Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)    Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)    Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.    Non-Transferability of Options.    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.    Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a)    Changes in Capitalization.    Subject to any required action by the Stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c)    Merger or Asset Sale.

(i)    In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company pursuant to which the shareholders of the Company prior to such transaction hold less than 50% of the outstanding capital stock of the surviving corporation immediately after the closing of such transaction (a “Change in Control Transaction”) within four years after the date the Securities and Exchange Commission declares effective a registration statement filed by the Company for the initial public offering of the Company’s Common Stock pursuant to the Securities Act (the “IPO Effective Time”), outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). Following such assumption or substitution, if the Optionee’s status as an employee of the Company or employee of the Successor Corporation, as applicable, is terminated within 12 months of the Change in Control Transaction other than upon a voluntary resignation by the Optionee or the termination of Optionee for cause, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 9(b) through (d) above. If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and upon the expiration of such period, the Option shall terminate.

(ii)    In the event of a Change in Control Transaction after four years after the IPO Effective Time, outstanding Options may be assumed or equivalent options may be substituted by the Successor Corporation at the Administrator’s discretion. The Administrator also shall have the discretion to terminate the Plan and permit the Optionee to exercise the Option to the extent already vested and the discretion to make a determination to accelerate vesting of any portion of or all of the outstanding Options. The Administrator may provide at the Administrator’s discretion that following an assumption or substitution, if the Optionee’s status as an employee of the Company or employee of the Successor Corporation, as applicable, is terminated within 12 months of the Change in Control Transaction other than upon a voluntary resignation by the Optionee or the termination of Optionee for cause, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 9(b) through (d) above. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

(iii)    Notwithstanding the foregoing, until such time as the Company is no longer subject to Section 2115 of the California Corporations Code, in the event of a Change in Control Transaction, each outstanding Option shall be assumed or an equivalent option or right substituted by the Successor Corporation. In the event that the Successor Corporation refuses to assume or substitute for the Option, the Option shall terminate upon the closing of the merger or sale of assets.

(iv)    In the event of the merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company in a transaction that is not a Change in Control Transaction, each outstanding option shall be assumed or an equivalent option shall be substituted by the Successor Corporation. In the event the Successor Corporation refuses to assume or substitute for the Option, each outstanding Option shall terminate upon the closing of such merger or sale of assets.

For the purposes of this Section 11(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12.    Time of Granting Options and Stock Purchase Rights.    The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.    Amendment and Termination of the Plan.

(a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

14.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations.    As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.    Reservation of Shares.    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

DETACH HERE

PROXY
NATUS MEDICAL INCORPORATED

PROXY FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Natus Medical Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2002, and hereby appoints Tim C. Johnson and William H. Lawrenson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of Natus Medical Incorporated to be held on Wednesday, May 15, 2002, at 9:00 a.m. local time at the Seaport Conference Center, 451 Seaport Boulevard, Redwood City, California 94063 and any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2002 FISCAL YEAR AND FOR THE RATIFICATION OF THE OPTION GRANT LIMITATIONS CONTAINED IN THE 2000 STOCK OPTION PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE
☒	Please mark votes as in this example.

1.	ELECTION OF DIRECTORS:
Nominees: (01) James J. Bochnowski

FOR the nominee listed above	WITHHOLD AUTHORITY to vote for the nominee listed above
☐	☐

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS NATUS MEDICAL INCORPORATED’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002:

☐  FOR                                          ☐  AGAINST                                          ☐  ABSTAIN

3.	PROPOSAL TO RATIFY THE OPTION GRANT LIMITATIONS CONTAINED IN THE 2000 STOCK OPTION PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

☐  FOR                                          ☐  AGAINST                                          ☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) that may properly come before the meeting and at any adjournment(s) or postponement(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               ☐

Each of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) or postponement(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his, her or its name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate and include title and authority. If shares are held by joint tenants or as community property, both should sign. Corporations and other entities should provide the title of the authorized officer signing the proxy.

Signature:                                     Date:                             Signature:                                     Date: